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EXHIBIT 99.1



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
 AT EQUITY MARKETING, INC.:       AT FRB | WEBER SHANDWICK:
 Christine Noel                   Tony Rossi                  Tricia Ross
 SVP, Corporate Communications    General Information         Investor Inquiries
 (323) 932-4436                   (310) 407-6563              (310) 407-6540
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FOR IMMEDIATE RELEASE

                      EQUITY MARKETING ANNOUNCES DEPARTURE
          OF CHIEF FINANCIAL OFFICER; REAFFIRMS THIRD QUARTER GUIDANCE

          LOS ANGELES, October 8, 2003 - Equity Marketing, Inc. (Nasdaq: EMAK) today announced the resignation of Larry Madden as Chief Financial Officer for personal reasons, effective immediately. Equity Marketing has initiated a search for a new Chief Financial Officer, and Mr. Madden will remain as a consultant to the Company for a period of at least three months to assist with ongoing projects and the transition to a new CFO. Don Kurz, Chairman and Chief Executive Officer of Equity Marketing, will serve as Acting CFO until a new CFO is hired.


          Equity Marketing has also retained the services of Paula Croutch to oversee the day-to-day management of the Company's finance and accounting functions during the search process. A certified public accountant, Ms. Croutch was the concurring or engagement partner on the Company's independent auditing team from 1998 through 2001 and has a thorough understanding of the Company's business, operations, and financial systems and processes.

          "We thank Larry for his contributions to Equity Marketing's growth and wish him well in his future endeavors," said Mr. Kurz.

THIRD QUARTER 2003 GUIDANCE

          Equity Marketing also reaffirmed its expectations that third quarter 2003 earnings per share will range from $0.14 to $0.18. Equity Marketing will announce its third quarter results on Thursday, October 30, 2003, after the market closes.

                                     -more-
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Equity Marketing Announces Departure of Chief Financial Officer; Reaffirms Third
Quarter Guidance
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ABOUT EQUITY MARKETING

          Equity Marketing, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, New York, London, Paris and Hong Kong. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Diageo, Dr Pepper/Seven Up, Kellogg's, Kohl's, Macy's, Nordstrom's, and Procter & Gamble, among others. The Company complements its core marketing services business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at www.equitymarketing.com.

          Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2003 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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